EXHIBIT 10.49


                             BDM INTERNATIONAL, INC.

                   PERFORMANCE BASED FIRM FIXED PRICE CONTRACT



                                  INTRODUCTION

This Performance Based Firm Fixed Price Contract effective June 29, 1998 is made by and between BDM INTERNATIONAL, INC., a wholly owned subsidiary of TRW, Inc (hereinafter known as "BDM"), a Delaware corporation with offices at 7915 Jones Branch Drive, McLean, VA 22102 and Plasma-Therm (hereinafter known as "Plasma-Therm"), a Florida corporation, with offices at 10050 16th Street North, St. Petersburg, FL. The work, defined in ATTACHMENT A--Statement of Services, will be performed on a fixed price basis pursuant to task orders issued in accordance with the following General Terms and Conditions, ATTACHMENT A--Statement of Services, and ATTACHMENT B--Fees.

                          GENERAL TERMS AND CONDITIONS

1.   GENERAL PERFORMANCE SPECIFICATIONS
     BDM agrees, at Plasma-Therm's request, to provide services as identified in ATTACHMENT A, attached hereto. Services performed under this Contract shall commence upon receipt of specific task order(s) signed by an authorized Plasma-Therm representative. Services performed shall be completed in accordance with issued task orders and the terms and conditions of this Contract. Services performed shall comply with all applicable federal, state and local laws, and regulations.

2.   NOTICE OF DELAYS
     In the event BDM encounters or anticipates difficulty in meeting performance or schedule requirements, or when it anticipates or encounters difficulty in complying with the Contract performance schedule, or whenever the BDM has knowledge that any actual or potential situation is delaying or threatens to delay the timely performance of this Contract, BDM shall notify Plasma-Therm's representative, in writing, giving pertinent details.

3.   FORCE MAJEURE
     Neither party shall be held responsible for any delay or failure in performance hereunder to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, civil or military authority, act of God, act or omission of carriers or similar causes beyond its control ("force majeure conditions"). If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party.

4.   PLACE OF PERFORMANCE
     All services will be performed at Plasma's Therm's office located at 10050 16th Street North, St. Petersburg, Florida or BDM'S office located 7915 Jones Branch Drive McLean, Virginia 22102.

5.   CHANGES
     The services set forth in the Statement of Services (ATTACHMENT A) will be performed under the direction of Plasma-Therm's Technical Representative. When, in BDM's opinion, such direction constitutes a change to the Contract, Plasma-Therm's Contractual Representative shall be immediately notified in writing of any such change. Until Plasma Therm's Contractual Representative authorized such change, in writing BDM shall perform in accordance with the Contract as written.

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6.   PRICE
     The prices for the services rendered under this Contract will be as negotiated for each task order according to the terms and conditions specified in ATTACHMENT B of this Contract and are exclusive of all Federal, State, and Local taxes applicable to the rendering of these services.

7.   PRICE/INVOICE AND PAYMENT
     BDM shall invoice Plasma-Therm in accordance with line number 4 (Monthly Earned Services Billing Schedule) as set forth in Attachment B Fees,
     Schedule 2, the basis of work performed according to the schedule in ATTACHMENT B. All invoices shall be due and payable within thirty (30) calendar days of the date of invoice or when fees are considered due and payable in accordance with Attachment B, Item #6 - Invoice Timing, except as otherwise agreed. Balances that are overdue will be assessed a late charge of 1.5% per month of the total invoice. All payments will be made in US dollars. Payments of $10,000 or more shall be sent by a reliable overnight delivery service or by electronic funds transfer.

           Payment will be mailed to:   BDM
                                        Philadelphia National Bank
                                        P.O. Box 8500-S-6365
                                        Philadelphia, PA 19178
                                        Account No.  00013-10801

8.   TECHNICAL AND CONTRACTUAL REPRESENTATIVES
     The following authorized representatives are hereby designated for this
     Contract:

         BDM INTERNATIONAL, INC.              PLASMA-THERM
         -----------------------              ------------
         Technical:     Larry Mendenhall      Technical:    Stacy Wagner, CPA
         Contractual:   Diane Flowers         Contractual:  Stacy Wagner, CPA

9.   CONTRACTUAL NOTIFICATIONS
     All notices, requests or demands and other communications hereunder shall be in writing and telecopied (with confirmation of receipt), delivered by overnight delivery service or mailed to the intended recipient through the U.S. Postal Service (registered or certified mail, return receipt requested, postage and certification or registration prepaid) at the telecopy number or address specified below. Notices shall be effective upon receipt.

     BDM International, Inc.                 Plasma-Therm, Inc.
     7915 Jones Branch Drive                 10050 16th Street North
     McLean, VA  22102                       St. Petersburg, FL 33716
     Fax: (703) 848-6461                     Fax: (813) 579-0801

     Any party may change its address for the purpose of notice to any other address by giving notice in accordance with the foregoing provisions.

10.  WARRANTY
     BDM shall warrant a 1:1 ratio of annual benefits realized to the payments for professional services received as finalized by both parties in November 1998 as defined in Attachments A and B. At that time, BDM and Plasma-Therm shall agree to the final schedule of fees, benefits, and benefit timeframes. The warranty period begins at the time the 1:1 ratio benefits are identified. The warranty period continues for a period of 12 months or when the 1:1 ratio is realized, whichever is less. BDM is not responsible for obsolescence that may result from changes in the client's requirements. During the warranty period, BDM shall identify and help Plasma-Therm realize additional benefits to ensure the 1:1 ratio is met.

     None of the software owned or licensed by BDM, including software developed by BDM under this Contract infringes upon any patent or copyright. BDM shall pay all applicable royalties and other

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     costs related to the use of any third party software following completion of this project as well as, for the provision of services to Plasma- Therm in connection with this Contract.

     EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION ("WARRANTIES") BDM HEREBY DISCLAIMS WITH RESPECT TO ALL SERVICES, SOFTWARE PRODUCTS, UPDATES OR OTHER "DELIVERABLES" PROVIDED HEREUNDER, ALL EXPRESS AND IMPLIED WARRANTIES. INCLUDING ANY IMPLIED WARRANTIES OF MERCHATABILITY, TITLE OR FITNESS FOR A PARTICULAR PURPOSE.

11.  LIMITATION OF LIABILITY
     NEITHER PARTY SHALL BE LIABLE FOR PERSONAL INJURY, OR PHYSICAL EQUIPMENT OR PROPERTY DAMAGE EXCEPT PERSONAL INJURY, OR PHYSICAL EQUIPMENT OR PROPERTY DAMAGE DIRECTLY CAUSED BY THE NEGLIGENCE OF EACH SUCH PARTY, ITS EMPLOYEES, AGENTS, AND REPRESENTATIVES.

     NOTWITHSTANDING ANY OTHER PROVISION HEREIN, THE CUMULATIVE LIABILITY OF BDM REGARDLESS OF THE FORM OF ACTION FOR ALL CLAIMS WHATSOEVER RELATED TO THIS CONTRACT, INCLUDING, BUT NOT LIMITED TO, ANY CAUSE OF ACTION SOUNDING IN CONTRACT, TORT, OR STRICT LIABILITY, SHALL NOT EXCEED THE TOTAL AMOUNT OF ALL FEES PAID TO BDM BY PLASMA-THERM UNDER EACH PROGRAM OF THE CONTRACT FROM WHERE THE CLAIM AROSE (E.G. SCHEDULE A, IS CONSIDERED AS ONE PROGRAM), EXCLUSIVE OF REIMBURSED EXPENSES AND EQUIPMENT HARDWARE PLUS THIRD-PARTY SOFTWARE CHARGES, UNDER THIS CONTRACT. THIS LIMITATION OF LIABILITY IS INTENDED TO APPLY TO ALL CLAIMS OF PLASMA-THERM, WITHOUT REGARD TO WHICH OTHER PROVISIONS OF THIS CONTRACT HAVE BEEN BREACHED OR HAVE PROVED INEFFECTIVE.

12.  CONSEQUENTIAL AND SPECIAL DAMAGES
     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, REVENUE, BUSINESS OPPORTUNITY, OR BUSINESS ADVANTAGE, LOSS OF USE, INTERRUPTION OF BUSINESS, LOSS OF GOOD WILL, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, WORK STOPPAGE, ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH CLAIMS WITHOUT REGARD TO WHICH OTHER PROVISIONS OF THIS CONTRACT HAVE BEEN BREACHED OR PROVEN INEFFECTIVE.

13.  DISCLOSURE/CONFIDENTIALITY
     During the performance of this Contract Plasma-Therm and BDM may exchange information regarding the policies, procedures, systems, methods, costs, or other proprietary or confidential information ("Confidential Information"). Plasma-Therm and BDM each agree to keep in confidence and prevent any disclosure of the Confidential Information, to any person or persons outside their respective organizations or any unauthorized person or persons within such organizations, with the exception of subcontractors to either party who agree in writing to be bound by these obligations of confidentiality, for a period of three (3) years from termination of this Contract. Confidential Information shall not include information which:

          (a) is or becomes part of the public domain through no act or omission of the receiving party;
          (b) was in the receiving party's possession prior to the disclosure and had not been obtained directly or indirectly from the disclosing party;
          (c) is lawfully disclosed to the receiving party by a third party without restriction on disclosure;
          (d) is independently developed by the receiving party without using any of the Confidential Information of the other party; or

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          (e)  is disclosed by operation of law provided the non-disclosing party has notice and opportunity to object.


     Both BDM and Plasma-Therm agree that damages resulting from a disclosure of Confidential Information are difficult to establish. Both agree that in the event of a breach of the confidentiality provisions outlined in this Section, the non-disclosing party shall be entitled to all available remedies at law or in equity "including injunctive relief" or any breach of these provisions regarding Confidential Information.


14.  SITE ACCESS
     Where any work under this Contract requires access to proprietary or confidential material or secured facilities by BDM personnel, it shall be the responsibility of BDM to comply with all Confidential Information Provision.

15.  ASSIGNMENT
     Neither this Contract nor any interest herein may be assigned, in whole or in part, by either party hereto without the prior written consent of the other party, except each party may assign this Contract or any interest herein, to an affiliated entity without the prior consent of the other or in the event of a change and control of such party.

16.  RELATIONSHIP OF PARTIES
     Throughout the performance of this Contract and task orders issued under it, BDM and Plasma-Therm are independent parties and nothing contained in this Contract or any task orders issued hereunder shall be construed or implied to create the relationship of principal and agent, or partners of employer and employees or joint venturers between the parties. At no time shall either party make any commitments or incur any charges or expenses for, or in the name of, the other party without the prior written consent of the other party.

17.  INSURANCE
     BDM shall procure and maintain the following types of insurance and coverage during the term of this Contract:

     TYPE OF INSURANCE                            MINIMUM AMOUNT
     (a) Workmen's Compensation                   Statutory limits in accordance with the
                                                  requirements of the applicable laws of
                                                  the jurisdiction (State or Commonwealth)
                                                  in which work is to be performed.

     (b) Employer's Liability
         Bodily Injury By Accident                $100,000      Each Accident
         Bodily Injury By Disease                 $100,000      Policy Limit
         Bodily Injury By Disease                 $100,000      Each Employee

     (c) Commercial General Liability             $1,000,000    Bodily Injury and Property Damage
         includes coverage for contractual                      CSL Per Occurrence.
         liability, coverage for the use of       $1,000,000    Bodily Injury and Property Damage
         independent contractors, products                      CSL Gen. Aggregate
         and completed operations.

     (d) Automobile Liability, including          $1,000,000    Bodily Injury and Property Damage
         coverage for owned, hired, leased,                     CSL Per Accident
         rented, and non-owned vehicles.

     All insurance evidenced by this Contract shall be with insurers licensed to do business in the state(s) where the service is being performed.

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     BDM shall promptly furnish, if requested by Plasma-Therm, certificates or insurance providing proof of the foregoing insurance. BDM shall notify in writing at least thirty (30) calendar days prior to cancellation of, or any material change of such coverage.

18.  OWNERSHIP/WORK PRODUCT
     Notwithstanding any other provision in this Contract, BDM shall own all right, title, and interest in and to all intellectual property, software, documentation, data rights, notes, designs, specifications, drawings, technology and associated intellectual property, which BDM owned prior to entering into this Contract or which BDM or a BDM's consultant or subcontractor developed outside the performance of this Contract which BDM uses to perform this Contract (hereinafter "BDM Background IP"). To the extent that the BDM Background IP is modified, changed, or improved outside of or in connection with the performance of this Contract (hereinafter "Modified BDM Background IP"), and BDM delivers or uses Modified BDM Background IP to perform this Contract, BDM shall own all right, title, and interest in and to such Modified BDM Background IP. BDM grants Plasma-Therm a non-exclusive, perpetual, paid-up license to use, execute, reproduce, display, perform, distribute internally copies of and prepare derivative works based upon any software products derived in connection with BDM's performance under this Contract.

19.  INDEMNIFICATION
     BDM shall indemnify, defend and hold harmless the Plasma-Therm and Plasma-Therm's directors, officers, and employees, from and against any claim that the BDM owned software, including software developed by BDM under this Contract, infringes any U.S. patent or copyright. BDM shall pay any royalties and other costs related to the settlement of such claim or any damages, including attorney's fees. BDM has the right to assume full control over any claim or litigation proceeding. Plasma-Therm shall promptly notify BDM of any such claim and shall give BDM such assistance and information as is available to Plasma-Therm for the defense of such claim, and Plasma-Therm will not settle or compromise any such claim without BDM's prior written consent.

     BDM and Plasma-Therm shall each defend, indemnify and hold harmless each other as well as their respective directors, officers, agents and employees from any claim, loss or liability including without limitation those for personal injury (including death) or damage to property, arising out of or connected with any aspect of the performance by that party or its directors, officers, agents, or employees, of activities or obligations performed under this Contract.

20.  NON-WAIVER OF RIGHTS/SEVERABILILTY
     The failure or delay of either party to insist upon strict performance of any of the terms and conditions in the Contract or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of same or to rely on any such terms or conditions at any time thereafter. If any provision of this Contract is held illegal, unenforceable or void, then both parties will be relieved of all obligations arising under that provision, but only to the extent the provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Contract will be deemed amended by modifying such provision to the extent necessary to make it valid and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision which is valid and enforceable and achieves the same objectives.

21.  DISPUTES
     If any dispute arises under this Contract, the parties shall first attempt to resolve such dispute by its management. Should the parties not be successful, any dispute arising under this Contract may be settled by appropriate legal proceedings.

22.  TERMINATION FOR DEFAULT
     (a) Plasma-Therm may, by written notice of the default to BDM, terminate in whole this Contract or any task order issued hereunder in any one of the following circumstances:

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          (1) Material non-performance by BDM where it is not cured within a period of sixty (60) days after receipt of written notice from Plasma-Therm specifying such failure; or

          (2) BDM becomes the subject of proceedings under any law relating to bankruptcy and such proceedings have not been dismissed within sixty
          (60) days.

     (b) Either BDM or Plasma-Therm has the right to terminate this contract if either party determines that the savings identification agreed to in Schedule B Fees no longer satisfies the intent or scope of the original contract or the savings identified in Schedule 2 , line number 43 "Cumulative Inventory plus Productivity Savings" are not being realized.

     (c) Either party may terminate this Contract for breach upon written notice, providing cure has not been made within sixty (60) days of written notice of such breach.

     (d) If BDM proposes savings that Plasma Therm agrees to and is unwilling to implement for whatever reason, BDM has the right to terminate the engagement and collect all fees for professional services, previously rendered travel and other expenses up to the date of termination.

     (e) BDM shall have the right to terminate this Contract if its invoices have not been paid in a timely manner, in accordance with Item 7 of this agreement, and such failure to pay has not been cured within ten
          (10) days of written notice of failure to pay.

     (f) BDM and Plasma-Therm shall agree upon the whole or any part of the amount to be paid (per Attachment B, Schedule 2, Plasma-Therm:
          Flow-Through to P&L) in full for any work performed by BDM, after such termination, provided however that such amounts shall not exceed the remaining unpaid balance of the Task Order price.

     (g) Neither party shall be liable to the other for damages resulting from default due to causes beyond the party's control and without the party's fault or negligence.

23.  TERMINATION FOR PLASMA-THERM'S CONVENIENCE
     (a) This Contract and/or Task Order may be terminated by Plasma-Therm in whole whenever Plasma-Therm shall determine that such termination is in the best interest of Plasma-Therm.

     (b) After the receipt of a Notice of Termination, and except as otherwise directed by Plasma-Therm, BDM shall:

               (i) Stop work under the Task Order on the date and to the extent specified in the Notice of Termination;

               (ii) Complete performance of such part of the Task Order as shall not have been terminated by the Notice of Termination; and,

     (c) BDM and Plasma-Therm shall agree upon the whole or any part of the amount to be paid (per Attachment B, Schedule 2, Plasma-Therm:
          Flow-Through to P&L) in full for any work performed by BDM, after such termination, provided however that such amounts shall not exceed the remaining unpaid balance of the Task Order price.

24.  NON-HIRE
     Each party agrees not to solicit, directly or indirectly, or hire any employee of the other party for employment by any entity without the permission of the other party during the term of this Contract, and for a period six months (6) after termination of this Contract.

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25.  GOVERNING LAW
     This Contract shall be governed by and construed in accordance with the laws of the State of Florida, without regard to its conflict of laws, principles. Any proceeding shall be initiated and maintained in said State.

26.  COMPLIANCE WITH LAWS
     In performance of this Contract, neither BDM nor Plasma-Therm of itself, nor through or by its affiliates, agents, employees, representatives or otherwise, shall either directly or indirectly make, give, or promise any payment or other thing of value to any person for any purpose, or commit any other act that is unlawful under the provisions of the United States laws entitled the Foreign Corrupt Practices Act, the Export Administration Act, the Arms Export Control Act, and the Internal Revenue Code and, to the extent not inconsistent with any of the laws of the United States, the laws of any other applicable jurisdiction.

27.  ATTORNEY'S FEES
     If any legal action, arbitration or other proceeding is brought for the enforcement of this Contract or any arbitration award, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Contract, the prevailing party will be entitled to recover reasonable attorney's fees and other cost incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

28.  SURVIVAL
     Any provision of this Contract which contemplates performance or observance subsequent to any termination or expiration of this Contract shall survive any termination of this Contract and continue in full force and effect.

29.  ORDER OF PRECEDENCE
     In the event of an inconsistency or conflict between or among the provisions of this Contract, the inconsistency shall be resolved by giving precedence in the following order:

          (a)  Specific terms and conditions of this Contract;
          (b)  Attachment A--Statement of Services;
          (c)  Attachment B--Fees

30.  HEADINGS
     The headings and titles of this Contract are inserted only for convenience and shall not affect the interpretation or construction of any provisions.

31.  TERM OF THIS CONTRACT
     The period of performance of this Contract is a maximum of 21 months from the effective date of this Contract, unless renewed in writing by the parties. The period of performance of individual task orders will be as identified in the Task Orders. Delivery schedules on individual tasks will be set forth in the applicable Task Order.

32.  ENTIRE CONTRACT
     This Contract and all attachments, and any documents incorporated herein by reference shall constitute the entire Contract between the parties hereto and supersede all prior Contracts and understandings relating to the subject matter hereof. This Contract shall not be modified or terminated, and neither modification nor any claimed waiver of any of the provisions hereof shall be binding upon either party except in writing and signed by the Parties.

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THIS CONTRACT SHALL BECOME EFFECTIVE ONLY AFTER EXECUTION BY AND IN THE PLACE
PROVIDED BELOW.

IN WITNESS THEREOF, the parties hereto have caused this Contract to be executed by their duly authorized representatives on the day, month, and year set forth below.

FOR PLASMA-THERM:                           FOR BDM INTERNATIONAL, INC. (BDM):


/s/ STACY WAGNER                            /s/ LARRY A. MENDENHALL
--------------------------                  ----------------------------
         Signature                                 Signature

    Stacey Wagner                               Larry A. Mendenhall
--------------------------                  ----------------------------
         Name                                        Name

V.P. of Finance & Administration                 Vice President
-------------------------------             ----------------------------
         Title                                      Title

        6/26/98                                    6/26/98
--------------------------                  ----------------------------
         Date                                       Date

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